EXHIBIT 32.1

CERTIFICATION
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Donald W. Hryhor, President, Principal Executive Officer, Principal Financial Officer of TAMM Oil & Gas Corp. (the “Company”) certify that:

(1)	I have reviewed the quarterly report on Form 10-Q of TAMM Oil & Gas Corp.;

(2)
Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report; and

(2)
Based on my knowledge, the financial statements and other information included in this quarterly report, fairly present, in all material respects, the financial condition, results of operations and cash flows of the Company as of and for the period presented in this quarterly report.

/s/ Donald W. Hryhor
Donald W. Hryhor
President, Principal Executive Officer, Principal Financial Officer
November 1, 2010